UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2013

CATAMARAN CORPORATION
(Exact name of registrant as specified in charter)

000-52073
(Commission File Number)

Yukon Territory, Canada	98-0167449
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

1600 McConnor Parkway
Schaumburg, Illinois 60173-6801
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 282-3232

2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2013, Catamaran Corporation (“Catamaran”) issued a press release announcing the completion of its previously announced acquisition, through a wholly-owned subsidiary Catamaran, of all of the outstanding limited liability company interests of RESTAT, LLC (“RESTAT”), pursuant to that certain Membership Interest Purchase Agreement, dated as of July 31, 2013 (the “Purchase Agreement”), by and between Catamaran LLC and The F. Dohmen Co. (“Dohmen”).

On October 1, 2013, Catamaran, through a wholly-owned subsidiary, acquired (the “Acquisition”) all of the outstanding limited liability company interests of RESTAT in exchange for $409.5 million in cash, subject to certain customary post-closing adjustments, upon the terms and subject to the conditions contained in the Purchase Agreement. The purchase price was funded from Catamaran’s existing cash balance and $350 million in borrowings under its existing senior secured revolving credit facility (the “Revolving Credit Facility”).

RESTAT provides prescription claim processing and pharmacy benefit management services for self-funded employers, third-party administrators, workers' compensation plans, health plans and unions. RESTAT is based in Milwaukee, Wisconsin.

A copy of the press release announcing the completion of the Acquisition is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary of the Acquisition and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete terms and conditions of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Dohmen or Catamaran or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Catamaran’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on July 2, 2012, Catamaran entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto, Bank of America, N.A., Barclays Bank PLC (“Barclays”) and SunTrust Bank, as co-syndication agents, Fifth Third Bank, PNC Bank, National Association and Royal Bank of Canada, as co-documentation agents, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays, as joint bookrunners and joint lead arrangers, with respect to the Revolving Credit Facility, as amended on October 24, 2012 and June 3, 2013. On October 1, 2013, Catamaran made a draw on the Revolving Credit Facility in the amount of $350 million to fund in part the Acquisition described in Item 2.01 above. The foregoing descriptions of the Revolving Credit Facility and the Credit Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the descriptions contained in Catamaran’s Current Reports on Form 8-K previously filed with the Securities and Exchange Commission on July 6, 2012 (the “July 6 Form 8-K”) and June 7, 2013 (the “June 7 Form 8-K”), and the complete terms and conditions of the Credit Agreement, as amended, copies of which were filed as Exhibit 10.1 to the July 6 Form 8-K and Exhibit 10.1 to the June 7 Form 8-K, all of which are incorporated herein by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required to be filed by this Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed by this Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated July 31, 2013, by and between Catamaran LLC and The F. Dohmen Co.*

99.1	Press release of Catamaran Corporation issued October 1, 2013.
_____________
*    The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon the request of the Securities and Exchange Commission in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2013

CATAMARAN CORPORATION

By:	/s/ Jeffrey Park
Name: Jeffrey Park Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated July 31, 2013, by and between Catamaran LLC and The F. Dohmen Co.*

99.1	Press release of Catamaran Corporation issued October 1, 2013.

_____________

*
The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon the request of the Securities and Exchange Commission in accordance with Item 601(b)(2) of Regulation S-K.